[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPT 30, 1996 THROUGH NOV 30, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/95
Abercrombie & Fitch Co.   09/25/96 3,100    0.05%    $16.00   44,300        7,000    0.63%    Goldman Sachs      0
Abercrombie & Fitch Co.   09/25/96 500      0.01%    $16.00   44,300        7,000    0.63%    Rodman & Renshaw   0
American Residential Svcs.09/24/96 1,000    0.02%    $15.00   12,600        4,200    0.30%    Smith Barney       0
Cross Continental Auto Ret09/23/96 10,800   0.16%    $14.00   129,200       3,675    3.52%    Morgan Stanley     0
Cymer Inc.                09/18/96 300      0.00%    $9.50    12,500        3,340    0.37%    Morgan Stanley     0
Document Sciences Corp.   09/20/96 500      0.01%    $12.00   20,500        2,300    0.89%    C.J. Lawrence      0
Intelligroup Inc.         09/27/96 1,000    0.01%    $10.00   40,100        8,170    0.49%    Cowen & Co         0
Orckit Communications Ltd.09/27/96 700      0.01%    $16.00   25,100        3,300    0.76%    Goldman Sachs      0
Rofin Sinar Technologies  09/25/96 20,000   0.20%    $9.50    20,000        10,000   0.20%    C.J. Lawrence      20,000
Tag Heuer Intl. S.A.      09/26/96 11,600   0.24%    $19.55   140,200       25,050   0.56%    Salomon Brothers   11,600
Technology Modeling Assoc.09/20/96 500      0.00%    $12.00   19,000        3,000    0.63%    Lewco Securities   0
Thistle Hotels            10/02/96 37,600   0.10%    $2.67    37,600        211,600  0.02%    Merrill Lynch      37,600
Advanced Fibre Communicati09/30/96 1,200    0.03%    $25.00   44,300        4,500    0.98%    Morgan Stanley     0
Costilla Energy Inc.      10/02/96 28,000   0.36%    $12.50   130,200       4,800    2.71%    Prudential Securiti43,400
Culligan Water Tech.      10/07/96 5,000    0.19%    $37.63   222,100       4,995    4.45%    Lewco Securities   15,400
Culligan Water Tech.      10/07/96 10,000   0.38%    $37.63   222,100       4,995    4.45%    Goldman Sachs      15,400
Cybermedia Inc.           10/23/96 700      0.00%    $16.00   31,100        2,500    1.24%    Lewco Securities   0
Dominicks Supermarkets    10/29/96 1,900    0.03%    $18.00   24,200        8,000    0.30%    Bankers Trust      0
ENI Spa                   10/25/96 3,000    0.14%    $46.75   3,000         14,500   0.02%    CS First Boston    3,000
Infinity Finl. Tech.      10/25/96 300      0.00%    $16.00   14,000        2,690    0.52%    Goldman Sachs      0
Sabre Group Holdings      10/10/96 8,600    0.18%    $27.00   271,500       20,200   1.34%    Goldman Sachs      0
Stage Stores Inc.         10/24/96 8,600    0.14%    $16.50   54,500        11,000   0.50%    CS First Boston    0
Superior Consultant Inc.  10/10/96 100      0.00%    $16.00   4,300         2,500    0.17%    Blair, William     0
Trusted Information Sys.  10/10/96 1,200    0.02%    $13.00   49,000        3,400    1.44%    J.P. Morgan        0
White Pine Software inc.  10/11/96 2,000    0.02%    $9.00    82,200        3,000    2.74%    Cowen & Co         0
Wild Oats Mkts. Inc.      10/22/96 1,200    0.03%    $25.00   15,400        1,680    0.92%    Montgomery Securiti0
XL Connect Solutions Inc. 10/17/97 700      0.01%    $15.00   29,800        2,900    1.03%    Brown (Alex) & Sons0
Ingram Micro              10/31/96 3,900    0.07%    $18.00   133,700       20,000   0.67%    Morgan Stanley     0
Bouygues Offshore         11/07/96 16,000   0.20%    $12.38   16,000        13,600   0.12%    Lehman Brothers    16,000
Deutsche Telecom          11/18/96 8,400    0.16%    $18.89   1,077,590     85,000   1.27%    Goldman Sachs      0
Nuskin Asia               11/21/96 2,000    0.05%    $23.00   44,100        9,100    0.45%    Merrill Lynch      0
Nuskin Asia               11/21/96 200      0.00%    $23.00   44,100        9,100    0.45%    McDonald & Co      0
Louis Dreyfus Citrus      11/26/96 7,200    0.04%    $5.17    7,200         3,100    0.23%    UBS Securities     7,200

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Versatility Inc.          12/12/96 200      0.00%    $15.00   5,900         2,200    0.27%    Merrill Lynch      0
Doncasters PLC            01/29/97 4,900    0.08%    $16.50   79,600        8,000    1.00%    CS First Boston    30,100
Vail Resorts              02/02/97 23,100   0.44%    $22.00   309,600       12,100   2.56%    Bear Stearns       0
Siligan Holdings Inc.     02/13/97 8,100    0.13%    $20.00   142,000       4,500    3.16%    Goldman Sachs      29,600

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.